Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2021

Name of Organization (a)	State or Country
ALLETE, Inc. (d/b/a ALLETE; Minnesota Power; Minnesota Power, Inc.;	Minnesota
Minnesota Power & Light Company)
ALLETE Automotive Services, LLC	Minnesota
ALLETE Enterprises, Inc.	Minnesota
ALLETE Clean Energy, Inc.	Minnesota
ACE O&M, LLC	Delaware
ACE Solar LLC	Delaware
ACE Wind LLC	Delaware
ACE Mid-West Holdings, LLC	Delaware
ACE Gopher Holdings, LLC	Delaware
ACE Lincoln Heights Holdings, LLC	Delaware
Cisco Holdings, LLC	Delaware
MWW Holdings, LLC	Delaware
Lake Benton Power Associates LLC	Delaware
Lake Benton Holdings LLC	Delaware
Lake Benton Power Partners L.L.C.	Delaware
Storm Lake Power Partners I LLC	Delaware
Storm Lake II Power Associates LLC	Delaware
Storm Lake II Holdings LLC	Delaware
Storm Lake Power Partners II LLC	Delaware
Northern Wind Energy, LLC	Delaware
Chanarambie Power Partners, LLC	Delaware
Viking Wind Holdings, LLC	Delaware
Red Barn Energy, LLC	Minnesota
Rock Aetna Power Partners, LLC	Minnesota
Whitetail Wind, LLC	Minnesota
ACE South Holdings, LLC	Delaware
ACE Caddo Class B LLC	Delaware
ACE-SRE Caddo Holdings, LLC	Delaware
Caddo Holding Company, LLC	Delaware
Caddo Wind, LLC	Delaware
Diamond Spring QOZB, LLC	Delaware
ACE DS Class B LLC	Delaware
Diamond Spring, LLC	Delaware
ACE West Holdings, LLC	Delaware
ACE GAWW Class B LLC	Delaware
Great American West Wind, LLC	Delaware
Glen Ullin Energy Center, LLC	Delaware
South Peak Wind LLC	Delaware
Condon Wind Power, LLC	Delaware
Ruso Wind Partners, LLC	Delaware
Armenia Holdings, LLC	Delaware
AMW I Holding, LLC	Delaware
Armenia Mountain Wind, LLC	Delaware
Armenia Mountain Wind II, LLC	Delaware
Thunder Spirit Wind, LLC	Delaware
ALLETE Enterprises QOF, LLC	Delaware
ALLETE Power Systems, Inc.	Minnesota

Exhibit 21
(a) Certain insignificant subsidiaries are omitted.

Name of Organization (a)	State or Country
ALLETE Renewable Resources, Inc.	North Dakota
ALLETE Transmission Holdings, Inc.	Wisconsin
ASW Partners, LLC	Delaware
ALLETE South Wind, LLC	Delaware
Nobles 2 Power Partners, LLC	Delaware
BNI Energy, Inc.	North Dakota
BNI Coal, Ltd.	North Dakota
MP Affiliate Resources, Inc.	Minnesota
Rainy River Energy Corporation	Minnesota
South Shore Energy, LLC	Wisconsin
Upper Minnesota Properties, Inc.	Minnesota
Upper Minnesota Properties - Development, Inc.	Minnesota
ALLETE Properties, LLC (d/b/a ALLETE Properties)	Minnesota
ALLETE Commercial, LLC	Florida
Lehigh Acquisition, LLC	Delaware
Florida Landmark Communities, LLC	Florida
ALLETE Water Services, Inc.	Minnesota
Energy Land, Incorporated	Wisconsin
MP Investments, Inc.	Delaware
RendField Land Company, Inc.	Minnesota
Superior Water, Light and Power Company	Wisconsin
(a)Certain insignificant subsidiaries are omitted.